Exhibit 99.3
ENSTAR GROUP LIMITED
UNAUDITED PRO FORMA CONDENSED COMBINED
FINANCIAL STATEMENTS
     The following unaudited pro forma condensed combined financial statements are based on the historical financial statements of Enstar Group Limited (“Enstar”) and the consolidated results of Clarendon National Insurance Company and its insurance subsidiaries: Clarendon America Insurance Company; Harbor Specialty Insurance Company and Clarendon Select Insurance Company (the acquired companies collectively, “Clarendon”), and have been prepared to illustrate the effects of the acquisition of all of the outstanding share capital of Clarendon by Clarendon Holdings, Inc., a wholly-owned subsidiary of Enstar, which was completed on July 12, 2011. The following data is presented as if the acquisition was completed as of June 30, 2011 for the unaudited pro forma condensed combined balance sheet and as of January 1, 2010 for the unaudited pro forma condensed combined consolidated statements of earnings. The unaudited condensed combined pro forma financial information (i) is based on the acquisition price paid by Enstar of approximately $219.1 million to the former shareholders of Clarendon and (ii) reflects the purchase of Clarendon under the purchase method of accounting for business combinations and represents a current estimate of the financial information based on available information from Enstar and Clarendon.
     The pro forma information includes adjustments to record the assets and liabilities of Clarendon at their estimated fair values under the purchase method of accounting for business combinations. Enstar has not yet finalized the purchase accounting for the acquisition of Clarendon, and therefore these fair values represent management’s current best estimate and may be subject to adjustment as additional information becomes available and as additional analyses are performed. To the extent there are significant changes to Clarendon’s business, the assumptions and estimates herein could change significantly. The pro forma financial information is presented for illustrative purposes only under one set of assumptions and does not reflect the financial results of the combined companies had consideration been given to other assumptions or to the impact of possible operating efficiencies, asset dispositions, and other factors. Further, the pro forma financial information does not necessarily reflect the historical results of the combined company that actually would have occurred had the transaction been in effect at the date or during the periods indicated or that may be obtained in the future. The unaudited pro forma condensed combined financial statements should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the historical financial statements, including the related notes, of Enstar covering the twelve-month period ended December 31, 2010 included in Enstar’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, which was filed with the United States Securities and Exchange Commission on March 7, 2011, as well as the historical financial statements of Clarendon included elsewhere in this Current Report on Form 8-K.

Enstar Group Limited
Unaudited Pro Forma Condensed Combined Consolidated Balance Sheet
As of June 30, 2011
(Expressed in thousands of U.S. dollars)

			Adjustment
	Enstar	Clarendon	Entries		Combined
Assets
Total investments	$2,592,489	$688,920	—		$3,281,409
Cash and cash equivalents	759,724	117,018	(112,577)	(a)	764,165
Restricted cash and cash equivalents	512,792	7,198	—		519,990
Reinsurance balances receivable	1,004,111	1,173,076	(127,203)	(b)	2,049,984
Funds held by reinsured companies	230,973	—	—		230,973
Other assets	100,672	4,139	—		104,811

Total Assets	$5,200,761	$1,990,351	$(239,780)		$6,951,332

Liabilities

Losses and loss adjustment expenses	$3,267,341	$1,677,245	$(84,150)	(b)	$4,860,436
Reinsurance balances payable	224,266	18,199	(1,400)	(b)	241,065
Loans payable	205,636	—	106,500	(a)	312,136
Other liabilities	157,279	34,177	—		191,456

Total Liabilities	3,854,522	1,729,621	20,950		5,605,093

Shareholders’ Equity

Share capital	17,243	4,800	(4,800)	(a)	17,243
Treasury stock	(421,559)	—	—		(421,559)
Additional paid-in capital	774,637	736,128	(736,128)	(a)	774,637
Accumulated other comprehensive income	50,336	—	—		50,336
Retained earnings	664,021	(480,198)	521,851	(a)	664,021
			(41,653)	(b)

Total Enstar Shareholders’ Equity	1,084,678	260,730	(260,730)		1,084,678
Noncontrolling interest	261,561	—	—		261,561

Total Shareholders’ Equity	1,346,239	260,730	(260,730)		1,346,239

Total Liabilities and Shareholders’ Equity	$5,200,761	$1,990,351	$(239,780)		$6,951,332

Note a:
To record the acquisition of Clarendon by Enstar Group Limited using the purchase method of accounting. A summary of adjustments is as follows:

Total purchase price (cash of $112,577 and notes payable of $106,500)		$219,077

Net assets acquired at fair value:
Cash	117,018
Restricted cash	7,198
Investments
Short-term investments, trading	60,376
Fixed maturities, trading	623,530
Equities	5,014

Total investments	688,920
Reinsurance balances receivable	1,045,873
Accrued interest and other receivables	4,139
Losses and loss adjustment expenses	(1,593,095)
Insurance balances payable	(16,799)
Funds withheld	(26,277)
Other liabilities	(7,900)

Net assets acquired at fair value		$219,077

Note b:
To record the fair value adjustments as at the date of acquisition.

Enstar Group Limited
Unaudited Pro Forma Condensed Combined Consolidated Statement of Earnings
For the Six Months Ended June 30, 2011
(Expressed in thousands of U.S. dollars)

			Adjustment
	Enstar	Clarendon	Entries		Combined
Income
Consulting fees	$6,081	$—	—		$6,081
Net investment income	41,470	5,893	—		47,363
Net realized and unrealized gains	8,632	3,827	—		12,459
Gain on bargain purchase	13,105	—	—		13,105

	69,288	9,720	—		79,008

Expenses

Net reduction in ultimate loss and loss adjustment expense liabilities	(38,387)	12,163	4,525	(b)	(21,699)
Salaries and benefits	27,105	7,885	—		34,990
General and administrative expenses	45,961	21,715	217	(b)	67,893
Interest expense	3,663	1,035	1,771	(a)	6,469
Net foreign exchange losses	9,266	—	—		9,266

	47,608	42,798	6,513		96,919

Earnings (loss) before income taxes	21,680	(33,078)	(6,513)		(17,911)

Income taxes	(1,592)	(627)	—		(2,219)

Net (loss) earnings	20,088	(33,705)	(6,513)		(20,130)

Less: Net earnings attributable to noncontrolling interest	(7,210)	—	—		(7,210)

Net earnings (loss) from continuing operations	$12,878	$(33,705)	$(6,513)		$(27,340)

Earnings (loss) per share — basic	$0.96				$(2.03)
Earnings (loss) per share — diluted	$0.94				(2.03	)(c)

Weighted average shares outstanding — basic	13,475,418				13,475,418
Weighted average shares outstanding — diluted	13,755,623				13,475,418

Note a:

Represents the loan interest expense based on the assumption that the loan used to fund the acquisition was made as at January 1, 2011.

Note b:

Amortization of fair value adjustments.

Note c:

Computation of the diluted combined earnings (loss) per share for the six months ended June 30, 2011 would have been anti-dilutive for the period presented.

Enstar Group Limited
Unaudited Pro Forma Condensed Combined Consolidated Statement of Earnings
For the Year Ended December 31, 2010
(Expressed in thousands of U.S. dollars)

			Adjustment
	Enstar	Clarendon	Entries		Combined
Income

Consulting fees	$23,015	$—	—		$23,015
Net investment income	99,906	16,479	—		116,385
Net realized and unrealized gains	13,137	13,254	—		26,391
Net premiums earned	—	(5,736)	—		(5,736)

	136,058	23,997	—		160,055

Expenses

Net reduction in ultimate loss and loss adjustment expense liabilities	(311,834)	(193,151)	9,735	(b)	(495,250)
Salaries and benefits	86,677	23,003	—		109,680
General and administrative expenses	59,201	9,350	783	(b)	69,334
Interest expense	10,253	6,289	4,115	(a)	20,657
Net foreign exchange gains	(398)	—			(398)

	(156,101)	(154,509)	14,633		(295,977)

Earnings before income taxes and share of net earnings of partly owned company	292,159	178,506	(14,633)		456,032

Income taxes	(87,132)	(130)	—		(87,262)

Share of net earnings of partly owned company	10,704	—	—		10,704

Net earnings	215,731	178,376	(14,633)		379,474

Less: Net earnings attributable to noncontrolling interest	(41,645)	—	—		(41,645)

Net earnings from continuing operations	$174,086	$178,376	$(14,633)		$337,829

Earnings per share — basic	$12.91				$25.04
Earnings per share — diluted	$12.66				$24.57

Weighted average shares outstanding — basic	13,489,221				13,489,221
Weighted average shares outstanding — diluted	13,751,256				13,751,256

Note a: Represents the loan interest expense based on the assumption that the loan used to fund the acquisition was made as at January 1, 2010.

Note b: Amortization of fair value adjustments.